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          EXHIBIT 11
          EXHIBIT 11
          EXHIBIT 11



               CROWN CENTRAL PETROLEUM CORPORATION AND
                             SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE
                  COMPUTATION OF EARNINGS PER SHARE
                  COMPUTATION OF EARNINGS PER SHARE
           (thousands of dollars except per share amounts)






                                                 Nine Months
                                                Ended

                                          September 30

                                          _________
                                               1996      ____

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                                             ___
                                                      ________
                                                      1995

          Primary   and   Fully   Diluted
          Primary   and   Fully   Diluted
          Primary   and   Fully   Diluted
          Earnings Per Share
          Earnings Per Share
          Earnings Per Share
          Net (loss)                       _
                                           $           _
                                                       $______
                                                        (2,841

                                           _
                                                       _______


                                           _______
                                           (13,634
                                          __
                                                  )    )

                                          ________




          Shares outstanding as  reported
          at January 1,
           1996 and 1995, respectively
                                           9,952,95    9,803,09
                                          0          8

          Restricted shares  held by  the
          Company at
           January 1                       (255,300    (105,500
                                           )           )

          Weighted  average   effect   of
          34,728 shares of common
           stock issued in 1996             ______
                                            20,502
                                           _
                                                       ______



          Weighted  average   number   of
          common shares
           outstanding, as  adjusted  at
          September 30


                                           ________
                                           9,718,15
                                          __
                                                       ________
                                                       9,697,59
                                                     __


                                          _________
                                                       ________

                                                     __


                                          _
                                          2          _
                                                     8

                                          _
                                                     _



          Net (loss) per common share      _
                                           $ _____
                                             (1.40
                                            _
                                                       _
                                                       $____
                                                        (.29
                                                  )         )

                                           ______
                                                       _____

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